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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

      This Agreement (herein so called) is made and entered into as of the 1st day of January, 2004 by and between Metalico, Inc., a Delaware corporation (hereinafter referred to as "Employer"), and Michael Drury (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

      WHEREAS, Employer desires to employ Employee, and Employee desires to be employed by Employer, as Executive Vice President and Secretary subject to the direction and control of Employer, upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises, and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

            1.    EMPLOYMENT, DUTIES AND ACCEPTANCE.

                  1.1 EMPLOYMENT BY EMPLOYER. Employer employs Employee, as of the date hereof (the "Effective Date") to render full-time services as Executive Vice President and Secretary, and to manage its operations and that of its subsidiaries. Employee will perform the duties that are consistent with such position as he shall reasonably be directed to perform by Employer.

                  1.2 ACCEPTANCE OF EMPLOYMENT. Employee accepts such employment and shall render the services described above.

                  1.3 PLACE OF EMPLOYMENT. Employee's principal place of employment shall be Employer's business location in Union County, NJ, subject to reasonable travel as the rendering of the services hereunder may require.

            2. TERM. The term of Employee's employment by Employer hereunder (the "Employment Period") shall be for a period of three (3) years from the Effective Date terminating on December 31, 2006, subject to the termination provisions of Sections 6.1 through 6.5 hereof. There shall be automatic one (1) year extensions of the Employment Period thereafter unless this Agreement is terminated upon 30 days written notice by Employee or Employer, unless superseded by subsequent Agreement by the parties.

            3. COMPENSATION. During the Employment Period, for all services rendered by Employee under this Agreement, Employer shall pay Employee an annual salary at the rate of $190,785 ("Base Salary") for year one (1), $200,324 ("Base Salary") for year two (2) and $210,340 ("Base Salary") for year three (3) payable in accordance with the customary payroll policy of Employer in effect at the time such payment is made, or as may otherwise be mutually agreed upon by the parties. The base salary may be increased from time to time at the discretion of the Board of

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Directors, taking into account the Company's growth and earnings. In addition,
Employer shall provide to Employee an automobile with applicable insurance comparable with other senior management.

                  3.1 INCENTIVE STOCK OPTIONS AND BONUS PLAN. You will be eligible to participate in the Executive Management Stock Option and Bonus Plan. Grants will be made annually with amounts based on individual and Company performance at the discretion of the Compensation Committee of the Board of Directors. Stock option grants will have vesting requirements and the strike price will be based on the fair market value on the date of grant. Bonuses will be distributed annually at the discretion of the Compensation Committee.

                  3.2 CHANGES IN COMMON STOCK OF EMPLOYER. If from time to time during the term of this Agreement:

                        3.2.1 There is a dividend of any security, stock split or other change in the character or amount of any of the outstanding securities of Employer; or

                        3.2.2 There is any consolidation, merger or sale of all, or substantially all, of the assets of Employer, then, in such event, any and all new, substituted or additional securities or other property to which Employee is entitled by reason of his ownership of the Stock Options, Stock Grants, stock purchases, or the shares deliverable upon their exercise or purchase shall be immediately subject to the provisions of this Agreement and be included on a pro rata basis based upon the number of vested and unvested shares then held by Employee for all purposes of this Agreement with the same force and effect as the stock presently subject to this Agreement and with respect to which such securities or property were distributed. Whenever a specific number of Stock Options, Stock Grants, or stock purchases are stated in this Agreement, that number shall be amended so as to reflect the original intention of the parties.

            4. BENEFITS. Employee shall be entitled, during each calendar year, to four (4) weeks paid vacation. Vacation shall vest with Employee on the first day of each calendar year. Employee shall also be entitled to holidays, sick leave, and shall, along with his spouse and family, be eligible for participation in such group insurance program, including hospitalization, major medical, life, vision and dental as afforded general management of Employer. Employer shall provide in the Employee's name term life insurance in the face amount of not less than Two Hundred and Fifty Thousand Dollars ($250,000), and subject to the provisions of Section 6.2, Employer may elect to provide disability insurance. Employer agrees to reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in the fulfillment of his duties hereunder, including travel expenses. Such reimbursements will be made promptly, within thirty (30) days of Employee's submission to Employer of an itemized list of such expenses, together with receipts therefore indicating the date upon and the purpose for which such expenses were incurred and such other information as may be reasonably required from time to time by Employer to substantiate such expenditures for federal income tax purposes.

            5. STATUS AS EMPLOYEE. At all times during the Employment Period, Employee shall be deemed to be an Employee of Employer for purposes of determining Employee's coverage

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under and eligibility to participate in, any Employee benefit plans or programs which Employer now has or may hereafter initiate. In the event it is necessary to amend any such plan or program in order to assure that Employee is not discriminated against thereunder, Employer will promptly use its best efforts to make all such amendments or cause the same to be made.

            6.    TERMINATION.

                  6.1 TERMINATION UPON DEATH. If Employee dies during the Term, this Agreement shall terminate, except that the representative of Employee's estate shall be entitled to receive the compensation herein provided for the month in which death occurs, the amount accrued and payable under
Section 4 hereof, except as otherwise stated herein. All unvested options granted the Employee will immediately be 100% fully vested and all rights and privileges granted Employee shall accrue to the estate.

                  6.2 TERMINATION UPON DISABILITY. If during the Term, Employee becomes physically or mentally disabled, whether totally or partially, so that Employee is unable substantially to perform his services hereunder for
(i) a period of six consecutive months, or (ii) for shorter periods aggregating six months during any consecutive twelve month period (Employee's disability for such period "Disability"), Employer may, at its option, at any time after the last day of the six consecutive months of disability or the day on which such shorter periods of disability during any consecutive twelve month period equal an aggregate of six months, by written notice to Employee, terminate the Term of Employee's employment hereunder. Nothing in this Section 6.2 shall be deemed to extend the Term. Upon such termination, Employee shall be entitled to receive the compensation herein provided for the month in which Disability occurs, the amount accrued and payable under Section 4 hereof, except as otherwise stated herein. All unvested options granted the Employee will immediately be 100% fully vested and all rights and privileges granted Employee shall accrue to the estate.

                  6.3 TERMINATION FOR CAUSE. If Employee neglects his duties hereunder and such gross neglect shall not be discontinued promptly after written notice thereof, is convicted of any felony, fails or refuses to comply with the reasonable written policies of Employer or directives of the executive officers of Employer that are not inconsistent with his position and such failure shall not be discontinued promptly after written notice thereto, or materially breaches affirmative or negative covenants or undertakings hereunder and such breach shall not be remedied promptly, evidenced by proper Employer documentation or other written notice to Employee, Employer may at any time by thirty days written notice to Employee terminate the Term of Employee's employment hereunder. Except for accrued and unpaid salary and vacation to the date of termination, Employee shall have no right to receive unvested options, grants or any compensation or benefit from Employer hereunder.

                  6.4 TERMINATION BY EMPLOYER WITHOUT CAUSE. If Employee's employment hereunder shall be terminated by reason of a breach of this Agreement by Employer, Employer shall pay to Employee, as liquidated damages and not as a penalty, in a lump sum immediately subsequent to the date of such termination, an amount equal to the Base Salary of Employee for a twelve month period. It is expressly understood and agreed that Employee shall not be obligated to mitigate the

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damages caused by a termination of this employment for which he shall be entitled to such liquidated damages. It is further expressly agreed and understood that said payments of liquidated damages will be in complete satisfaction of any and all claims, liabilities and damages of any nature whatsoever relating to or growing out of Employee's employment or Employer's termination without cause of Employee's employment, except as otherwise stated herein. Also, all unvested options and stock grants granted the Employee will immediately be 100% fully vested.

                  6.5 VOLUNTARY TERMINATION. In the event Employee voluntarily terminates his employment with Employer, during or after the Employment Period, Employee shall have no right to receive any compensation or benefit from Employer hereunder, except for accrued and unpaid compensation and vacation due on the date of such termination, except as otherwise stated herein.

                  6.6 STOCK OPTIONS AND CHANGE IN CONTROL. The Company and Employee hereby acknowledge that, from time to time, the Company has issued and may in the future issue to Employee options to purchase shares of the capital stock of the Company, either pursuant to this Employment Agreement or otherwise (the "OPTIONS"). The Company and Employee hereby agree that if there is a Change in Control (as hereinafter defined) of the Company, then all of the Options and Grants then issued and outstanding to Employee shall automatically and immediately become vested and exercisable (the "VESTED OPTIONS"). The date on which the Change in Control occurs shall be the "VESTING DATE." Employee's right to exercise the Vested Options shall expire on the third anniversary of the Vesting Date. For purposes of this Section 6.8, a "CHANGE IN CONTROL" shall mean the occurrence of: (a) the sale of all or substantially all of the capital stock of the Company owned by Carlos E. Aguero or his equivalent beneficial owner; (b) the resignation from the Board of Directors of Carlos E. Aguero unless caused by his death or disability; (c) the acquisition at any time by a "person" or "group" (as those terms are used in Sections 13(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (excluding, for this purpose, the Company or any subsidiary or any employee benefit plan of the Company or any subsidiary) of beneficial ownership (as defined in Rule 13d-3 under the Exchange
Act) directly or indirectly, of securities representing 50% or more of the combined voting power in the election of directors of the then-outstanding securities of the Company or any successor of the Company; (d) the termination of service as directors, for any reason other than death or disability from the board of directors of the Company (the "BOARD"), during any period of two (2) consecutive years or less, of individuals who at the beginning of such period constituted a majority of the Board, unless the election of or nomination for election of each new director during such period was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period; (e) approval by the stockholders of the Company of any merger or consolidation or statutory share exchange as a result of which the common stock of the Company shall be changed, converted or exchanged (other than a merger or share exchange with a wholly-owned subsidiary of the Company) or liquidation of the Company or any sale or disposition of 50% or more of the assets or earning power of the Company except for a tax free distribution of any portion of the Company to its shareholders; or (f) approval by the stockholders of the Company of any merger or consolidation or statutory share exchange to which the Company is a party as a result of which the persons who were stockholders of the Company immediately prior to the effective date of the merger or consolidation or statutory share exchange shall have beneficial ownership of less than 50% of the combined voting power in the

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election of directors of the surviving corporation following the effective date of such merger or consolidation or statutory share exchange. "CHANGE IN CONTROL" shall not include any reduction in ownership by the Company of a subsidiary of the Company or any other entity designated by the Board in which the Company owns at least a 50% interest (including, but not limited to, partnerships and joint ventures.)

            7.    CERTAIN COVENANTS OF EMPLOYEE.

                  7.1 COVENANTS AGAINST COMPETITION. Employee acknowledges that (i) the principal businesses of Employer involves diversified metals recycling & product manufacturing, and such other and related activities as Employer may become involved in; (ii) the Employer Business is national in scope; and (iii) his work for Employer has brought him and will continue to bring him into close contact with many confidential affairs not readily available to the public. In order to induce Employer to enter into this Agreement, Employee covenants and agrees that:

                        7.1.1 NON-COMPETE.

                              (a) During Employee's employment with Employer,
Employee shall not in the Eastern or Midwestern United States, including any market region in which Employer, its subsidiaries or affiliates has done or contemplates doing business, directly or indirectly, (i) engage in a business which is competitive with the Employer's Business for his own account; (ii) except for employment by Employer, its subsidiaries or affiliates, enter the employ of, or render any services to, any person engaged in such activities; or
(iii) become interested in any person engaged in a business which is competitive with the Employer's Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity; provided, however, that Employee may own, directly or indirectly, solely as an investment, securities of any entity which are traded on any national securities exchange or in the over-the-counter market if Employee (a) is not a controlling person of, or a member of a group which controls, such entity, or (b) does not, directly or indirectly, own 1% or more of any class of securities of such entity; and

                              (b) for a period of up to two (2) years following
the termination (whether voluntary or involuntary) of Employee's employment with Employer or any of its affiliates or subsidiaries, Employer may elect to enforce one year covenants set forth below by paying to Employee for each one year period a lump sum amount equal to one hundred percent (100%) of his base salary. This lump sum amount shall be paid within ten (10) days of Employee's termination. The severance paid shall constitute a payment to enforce the following covenants; (i) Employee shall not in the United States of America directly or indirectly contract, solicit, sell to, serve or divert anyone who was a transporter, supplier or customer of Employer or did business with Employer during Employee's employment with Employer; or (ii) Employee shall not within two hundred (200) miles of a plant owned by the Employer, its subsidiary or an affiliate directly or indirectly engage in a business which is competitive with the Employer's business for his own account or as a partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other capacity directly or indirectly.

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                        7.1.2. CONFIDENTIAL INFORMATION. During and after the
term of Employee's employment with Employer, Employee shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others except in connection with the business and affairs of Employer, all confidential matters of Employer and its subsidiaries or affiliates, including, without limitation, trade "know-how", secrets, customer lists, details of contracts, pricing policies, operational methods, marketing plans or strategies, business acquisition plans, new personnel acquisition plans, research projects, and other business affairs of Employer, its subsidiaries, or affiliates, heretofore or hereafter, and shall not disclose them to anyone, either during or after employment by Employer, except as required in the course of performing duties hereunder or with Employer's express written consent. Confidential matters shall not include information that is public knowledge, obtained from third parties and/or required to be disclosed by law.

                        7.1.3 PROPERTY OF EMPLOYER. All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by Employee or made available to Employee concerning the business of Employer, its subsidiaries or its affiliates shall be Employer's property and shall be delivered to Employer promptly upon the termination of Employee's employment with Employer, or at any other time on request.

                        7.1.4. EMPLOYEES OF EMPLOYER. During Employee's employment with Employer, and for a period of two years following the termination (whether voluntary or involuntary) of Employee's employment with Employer or any of its subsidiaries or affiliates (the "Restricted Period"), Employee shall not, directly or indirectly, solicit or encourage any Employee of Employer, its subsidiaries or its affiliates to leave the employment of Employer, its subsidiaries or its affiliates.

                  7.2 RIGHTS AND REMEDIES UPON BREACH. If Employee breaches, or threatens to commit a breach of, any of the provisions of Section 7.1 (the "Restrictive Covenants"), Employer shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Employer under law or in equity:

                        7.2.1 ACCOUNTING. The right and remedy to require Employee to account for and pay over to Employer all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by Employee as the result of any transactions constituting a breach of any of the Restrictive Covenants, and Employee shall account for and pay over such Benefits to Employer.

                  7.3 INJUNCTIVE RELIEF. Employee acknowledges that due to the confidential nature of his employment relationship, any breach of the Restrictive Covenants by Employee shall cause irreparable harm to Employer and Employer may, at its option, obtain injunctive relief. Employee further acknowledges that the scope and content of the Restrictive Covenants are reasonable.

                  7.4 SEVERABILITY OF COVENANTS. If a Court of competent jurisdiction determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the

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remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                  7.5 BLUE-PENCILING. If a Court of competent jurisdiction construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                  7.6 EMPLOYER'S DEFAULT. If Employer defaults on payments due under Section 3(A) herein, then unless Employer cures the default within sixty
(60) days, the Restrictive Covenants shall be terminated and declared null and void.

            8. INDEMNIFICATION. Employer shall indemnify and defend Employee if Employee is made a party, or threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Employee is or was an officer or director or Employee of Employer or any of its subsidiaries or affiliates, in which capacity Employee is or was serving, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the general corporation law of the state of incorporation of Employer, and any other applicable law, as from time to time in effect.

            9. NO CONFLICTING AGREEMENT. Employee represents and warrants that as of the effective date of this Agreement, he will not be a party to any Agreement, contract or understanding which would in any way restrict or prohibit him from undertaking or performing his employment in accordance with the terms and conditions of this Agreement.

            10.   OTHER PROVISIONS.

                  10.1 NOTICES. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed or telexed, or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or telexed, or if mailed, two days after the date of mailing, as follows:

            (i) if to Employer, to:     Metalico, Inc.
                                        186 North Avenue East
                                        Cranford, NJ 07016

            (ii) if to Employee, to:    Michael Drury
                                        200 Lorraine Drive
                                        Berkeley Heights, NJ 07922

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                  10.2  ENTIRE AGREEMENT. This Agreement contains the entire
Agreement between the parties with respect to the subject matter hereof and supersedes all prior Agreements, written or oral, with respect thereto.

                  10.3 WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                  10.4 GOVERNING LAW. The parties hereto have relied on New Jersey law in negotiating this Agreement, and it is expressly agreed that this Agreement shall be governed and construed in accordance with the laws of the State of New Jersey applicable to Agreements made and to be performed entirely within such State, without regard to its conflicts of laws provisions.

                  10.5 ASSIGNMENT. This Agreement, and the Employee's rights and obligations hereunder, may not be assigned by Employee. Employer may assign this Agreement and its rights, together with its obligation, as stated in
Section 6.6, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its assets or business, whether by merger, consolidation or otherwise.

                  10.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  10.7 HEADING. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

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                           COUNTERPART SIGNATURE PAGE

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        METALICO, INC.

                                        By: ____________________________________

                                        Its: Chairman & President

                                             ___________________________________
                                             Employee

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